EXHIBIT 4.4

                               CELSION CORPORATION

                         FORM OF PLACEMENT AGENT WARRANT

THE SECURITIES REPRESENTED HEREBY AND ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                               CELSION CORPORATION
                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                            VOID AFTER JULY 23, 2008

         1. Warrant to Purchase Common Stock.
            ---------------------------------

                  1.1 Warrant to Purchase Shares. This warrant (this "Warrant") certifies that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, __________________ (the "Warrant Holder") is entitled, effective as of July 23, 2003, subject to the terms and conditions of this Warrant, to purchase from Celsion Corporation, a Delaware corporation (the "Company"), up to a total of _____________________ shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), at the price of $1.20 per share (the "Exercise Price") prior to 5:00 p.m. prevailing Eastern time on July 23, 2008 (the "Expiration Date"), subject to earlier call by the Company as provided in Section 4 hereof (the "Call"). The Warrant must be exercised, if at all, in whole or in part, any time on or before the Expiration Date, subject to earlier Call by the Company. Unless the context otherwise requires, the term "Shares" shall mean and include the Common Stock of the Company and other securities and property at any time receivable or issuable upon exercise of this Warrant. The term "Warrant" as used herein, shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

                  1.2 Adjustment of Exercise Price and Number of Shares. The number and character of Shares issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Exercise Price therefor, are subject to adjustment upon occurrence of the following events:

                           (a) Adjustment for Stock Splits, Stock Dividends,
Recapitalizations, etc. The Exercise Price of this Warrant and the number of Shares issuable upon exercise of this Warrant each shall be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event altering the number of outstanding shares of the Company's Common Stock.

                           (b) Adjustment for Other Dividends and Distributions.
In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock payable in securities of the Company then, and in each such case, the Warrant Holder, on exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the Shares (or such other stock or securities) issuable on such exercise prior to such date, the securities of the Company to which such Warrant Holder would have been entitled upon such date if such Warrant Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

                           (c) Adjustment for Capital Reorganization,
Consolidation, Merger. If any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets to another corporation shall be effected in such a way that holders of the Company's Common Stock will be entitled to receive stock, securities or assets with respect to or in exchange for the Company's Common Stock, then in each such case the Warrant Holder, upon the exercise of this Warrant at any time after the consummation of such capital reorganization, consolidation, merger, or sale, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Warrant Holder would have been entitled upon such consummation if such Warrant Holder had exercised this Warrant immediately prior to the consummation of such capital reorganization, consolidation, merger, or sale, all subject to further adjustment as provided in this Section 1.2; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

         2. Manner of Exercise.
            -------------------

                  2.1 Exercise Agreement. This Warrant may be exercised, in whole or in part, on any business day on or prior to the Expiration Date, subject to earlier Call by the Company. To exercise this Warrant, the Warrant Holder must surrender to the Company this Warrant and deliver to the Company:
(a) a duly executed exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company from time to time (the "Warrant Exercise Agreement"); (b) if applicable, a spousal consent in the form attached hereto as Exhibit B (a "Spousal Consent"); and (c) payment in full of the Exercise Price for the number of Shares to be purchased upon exercise hereof in accordance with Section 2.3 hereof. If someone other than the Warrant Holder exercises this Warrant, then such person must submit to the Company each of the items set forth in clauses (a) through (c) of the foregoing sentence (to the extent applicable) and, in addition, must submit documentation acceptable to the Company that such person has the right to exercise this Warrant. Upon a partial exercise, this Warrant shall be surrendered, and a new Warrant of like tenor for purchase of the number of remaining Shares not previously purchased shall be issued by the Company to the Warrant Holder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender or, if such date is not a business day, then as of the close of business on the next succeeding business day, for exercise as provided above, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such deemed exercise date.

                  2.2 Limitations on Exercise. This Warrant may not be exercised as to fewer than one hundred (100) Shares unless it is exercised as to all Shares as to which this Warrant is then exercisable.

                  2.3      Payment.
                           -------

                           (a) Cash; Same Day Sale; Margin Commitment. Except as
otherwise provided in Paragraph (b) of this Section 2.3, the Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash (by certified or cashiers' check or wire transfer or other immediately available funds) or, where permitted by law and provided that a public market for the Company's stock exists, (a) through a "same day sale" commitment from the Warrant Holder and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer"), whereby the Warrant Holder irrevocably elects to exercise this Warrant and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company or (b) through a "margin" commitment from the Warrant Holder and an NASD Dealer, whereby the Warrant Holder irrevocably elects to exercise this Warrant and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company.

                           (b) Net Exercise. Notwithstanding any provisions
herein to the contrary, if the per share fair market value of the Common Stock is greater than the Exercise Price (at the date of calculation as set forth below, which date shall be the date of surrender of this Warrant or, if such date is not a business day, then as of the close of business on the next succeeding business day), the Holder may elect to receive Shares equal to the net value (as determined below) of this Warrant by surrender of this Warrant at the principal office of the Company together with the properly Warrant Exercise Agreement reflecting such election, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:
                      Y (A-B)
                  X= -------
                        A

         Where    X =    the number of Shares to be issued to the Holder

                  Y =    the number of Shares purchasable under the Warrant

                  A = the fair market value of one Share (at the date of calculation)

                  B  =   the Exercise Price (as adjusted to the date of
                         calculation)

For purposes of the above calculation, the fair market value of one Share shall be determined by the Company's Board of Directors in good faith; provided, however, that where there exists a public market for the Company's Common Stock at the time of such exercise, the fair market value per Share shall be equal to the average of last reported sale prices of the Common Stock or the closing prices quoted on The American Stock Market or on any other exchange on which the Common Stock is listed, whichever is applicable, for the five (5) trading days prior to the date of determination of fair market value or, if the Common Stock is not then traded on an exchange, then average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary for such five- (5)-day period.

                  2.4 Tax Withholding. Prior to the issuance of the Shares upon exercise of this Warrant, the Warrant Holder must pay or provide for any applicable federal or state withholding obligations of the Company.

                  2.5 Issuance of Shares. Provided that the Exercise Agreement, the spousal consent, if necessary, and payment have been received by the Company as provided in Section 2.3 hereof, the Company shall issue the Shares (adjusted as provided herein) registered in the name of the Warrant Holder, the Warrant Holder's authorized assignee, or the Warrant Holder's legal representative, and shall deliver one or more certificates representing the Shares as the Warrant Holder reasonably may request with the appropriate legends affixed thereto.

         3. Registration of the Shares. The Shares are subject to registration under the Securities Act of 1933, as amended pursuant to Section 4 of the Subscription Agreement entered into between the Company and the Warrant Holder in connection with the issuance and acquisition of this Warrant (the "Subscription Agreement").

         4. Redemption. The Company, at its sole discretion, may, at any time and from time to time after the date hereof, call, redeem and cancel ("Call") all or any part of the outstanding Warrants upon the payment of consideration consisting of $0.0001 per Share for each Share subject to a Warrant redeemed and cancelled; provided, however, that any such redemptions and cancellations may be made by the Company only upon thirty (30) calendar days' prior written notice (the "Redemption Date" being the close of business on the thirtieth (30th) day following the date the notice is deemed to be given to Warrant Holders pursuant to Section 9 hereof or, if such day is not a business day, then the close of business on the next succeeding business day) and only if the closing sales price for a share of the Company's Common Stock as reported on The American Stock Exchange or similar national market has been equal to or greater than $2.75 for any period of at least twenty (20) consecutive trading days commencing on or after the date hereof; and provided further that the holder of any Warrant subject to such redemption and cancellation may exercise such Warrant at any time prior to the expiration of the thirty (30)-day notice period; and provided further that the Company's right to redeem and cancel the Warrant shall be suspended in the event the shelf registration statement required under Section 4 of the Subscription Agreement is subject to a stop order or is otherwise not in effect or if a Warrant Holder is advised under

Section 4(c) of the Subscription Agreement that the prospectus thereto contains a material misstatement or omission during any portion of the thirty (30)-day notice period, with such suspension to terminate and the Company's right to redeem and cancel to be reinstated on the day following the day on which (i) a registration statement covering the Shares is effective and not subject to any stop orders and (ii) the Company has delivered to the Warrant Holder a prospectus covering the Shares of such Warrant Holder under Section 4(c) of the Subscription Agreement. The notice period shall then be extended for a period equal to the number of days during the notice period during which registration was not effective or the prospectus was not available or contained a material misstatement or omission. If less than all of the outstanding Warrants are Called, redeemed and cancelled, Warrants shall be Called, redeemed and cancelled on a pro rata basis.

         5. Compliance with Laws and Regulations. The exercise of this Warrant and the issuance and transfer of Shares shall be subject to compliance by the Company and the Warrant Holder with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange and/or over-the-counter market on which the Company's Common Stock may be listed at the time of such issuance or transfer.

         6. Transfer and Exchange. This Warrant and the rights hereunder may not be transferred in whole or in part without the Company's prior written consent, which consent shall not be unreasonably withheld, and may not be transferred unless such transfer complies with all applicable securities laws. If a transfer of all or part of this Warrant is permitted as provided in the preceding sentence, then this Warrant and all rights hereunder may be transferred, in whole or in part, on the books of the Company or its agent maintained for such purpose at the principal office of the Company or its agent, as the case may be, by the Warrant Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer, the Company will issue and deliver to the Warrant Holder a new Warrant or Warrants of like tenor with respect to the portion of the Warrant not so transferred. Each taker and holder of this Warrant or any portion hereof, by taking or holding the same, consents and agrees to be bound by the terms, conditions, representations and warranties hereof, including the registration provisions contained in Section 4 of the Subscription Agreement, (and as a condition to any transfer of this Warrant the transferee shall execute a Subscription Agreement or such other document of instrument as the Company may require confirming the same), and, when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company or its agent, the Company may treat the holder of this Warrant as the owner of this Warrant for all purposes.

         7. Privileges of Stock Ownership. The Warrant Holder shall not have any of the rights of a shareholder with respect to any Shares until such time, if any, as the Warrant Holder exercises this Warrant and pays the Exercise Price in accordance with the terms of Section 2 hereof and complies with any other applicable provisions of this Agreement.

         8. Entire Agreement. The Warrant Exercise Agreement attached as Exhibit A hereto and, to the extent applicable, the Spousal Consent attached as Exhibit B hereto, are incorporated herein by reference. This Warrant, the Warrant Exercise Agreement, the Spousal Consent, to the extent applicable, the Representations and Warranties of the Warrant Holder, as Investor, set forth in the Subscription Agreement and the Subscription Agreement otherwise for the purposes and to the extent set forth herein, constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

         9. Notices. Any notice required to be given or delivered to the Company under the terms of this Warrant shall be in writing and addressed to the Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Warrant Holder shall be in writing and addressed to the Warrant Holder at the address indicated below or at such other address as such Warrant Holder may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered: upon personal delivery; five (5) calendar days after deposit in the United States mail by certified or registered mail (return receipt requested) with postage thereon prepaid; one (1) business day after deposit for next business day delivery with any reputable return receipt express courier (prepaid); or one (1) business day after transmission by fax or telecopier with confirmation of transmission thereof.

         10. Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Warrant shall be binding upon and inure to the benefit of the Warrant Holder and the Warrant Holder's heirs, executors, administrators, legal representatives, successors and permitted assigns.

         11. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Maryland as such laws are applied to agreements between Maryland residents entered into and to be performed entirely within Maryland.

         12. Acceptance. The Warrant Holder has read and understands the terms and provisions of this Warrant, and accepts this Warrant subject to all the terms and conditions hereof. The Warrant Holder acknowledges that there may be adverse tax consequences upon exercise of this Warrant or disposition of the Shares and that the Warrant Holder should consult a tax adviser prior to such exercise or disposition.

                            [Signature Page Follows.]

                                COMPANY SIGNATURE
                                -----------------

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its ________________________ as of ___________ ____, 2003.


                                   CELSION CORPORATION

                                   Signed:
                                         --------------------------------------
                                   Printed:
                                          -------------------------------------

                                   Title:
                                         --------------------------------------
                                         Address:  10220-I Old Columbia Road
                                         Columbia, Maryland 21046-1785

                            WARRANT HOLDER SIGNATURE

IN WITNESS WHEREOF, the Warrant Holder has executed this Warrant or has caused this Warrant to be executed by its _______________ as of ___________ ____, 2003.


                                   INDIVIDUAL WARRANT HOLDER:

                                   Signed:
                                          --------------------------------------
                                   Printed:
                                           -------------------------------------
                                   Address:
                                           -------------------------------------


                                   WARRANT HOLDER THAT IS AN ENTITY

                                   Name of Entity:
                                                  ------------------------------
                                   Signed:
                                           -------------------------------------
                                   Printed:
                                           -------------------------------------
                                   Title:
                                           -------------------------------------
                                   Address:
                                           -------------------------------------

                                           -------------------------------------


                           [SIGNATURE PAGE TO WARRANT]

                                    EXHIBIT A

                               CELSION CORPORATION
                           WARRANT EXERCISE AGREEMENT



CELSION CORPORATION
10220-I Old Columbia Road
Columbia, Maryland 21046-1785
Attention: Chief Financial Officer

         The Warrant Holder hereby elects to purchase the number of shares (the "Shares") of the Common Stock, par value $0.01 per share, of Celsion Corporation (the "Company"), as set forth below, pursuant to that certain Warrant dated as of the date set forth below (the "Warrant"), the terms and conditions of which are hereby incorporated by reference herein (please print):

Warrant Holder:_________________________________________________________________

Social Security or Tax I.D. No.:________________________________________________

Address:________________________________________________________________________

Warrant Date:___________________________________________________________________

Date of Exercise: ______________________________________________________________

Exercise Price Per Share:_______________________________________________________

Number of Shares Subject to Exercise and Purchase:______________________________

Total Exercise Price:___________________________________________________________

 Exact Name of Title to Shares:_________________________________________________

         The Warrant Holder hereby delivers to the Company the Total Exercise Price as follows (circle and complete as appropriate):

         1. in cash in the amount of $_______, receipt of which is acknowledged by the Company;

         2. through a "same day sale commitment" from the Warrant Holder and the broker named below in the amount of $_________ and substantially in the form attached hereto as Attachment 1; or

         3. through a "margin commitment" from the Warrant Holder and the broker named below in the amount of $_________ and substantially in the form attached hereto as Attachment 2.

Broker:                                              Brokerage Firm:


         4. through the "net exercise" procedure set forth in Section 4.2 of the Agreement.

         Tax Consequences. THE COMPANY IS UNDER NO OBLIGATION TO REPORT THE EXERCISE OF THIS WARRANT TO THE INTERNAL REVENUE SERVICE OR ANY TAXING AUTHORITY OF ANY STATE, LOCAL OR OTHER JURISDICTION. THE WARRANT HOLDER UNDERSTANDS THAT HE, SHE OR IT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF THE WARRANT HOLDER'S PURCHASE OR DISPOSITION OF THE SHARES. THE WARRANT HOLDER REPRESENTS THAT HE, SHE OR IT HAS CONSULTED WITH ANY TAX CONSULTANT(S) THE WARRANT HOLDER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT THE WARRANT HOLDER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

-------------------------------------
Name of Warrant Holder

-------------------------------------
Signature of Warrant Holder

-------------------------------------
Printed Name

-------------------------------------
Title

                                    EXHIBIT B

                               CELSION CORPORATION
                                 SPOUSAL CONSENT
                                       TO
                           WARRANT EXERCISE AGREEMENT

         The undersigned spouse of the Warrant Holder has read, understands, and hereby approves the Warrant Exercise Agreement between the Warrant Holder and the Company (the "Agreement"). In consideration of the Company's granting the Warrant Holder the right to purchase the Shares as set forth in the Agreement, the undersigned hereby agrees to be bound irrevocably by the Agreement and further agrees that any community property interest shall similarly be bound by the Agreement. The undersigned hereby appoints the Warrant Holder as his or her attorney in fact with respect to any amendment or exercise of any rights under the Agreement.

Date:___________________               _________________________________________
                                       Signature of Warrant Holder's Spouse

                                       Address:  _______________________________

                                                 _______________________________

                                                 _______________________________

                                  ATTACHMENT 1

                            SAME DAY SALE COMMITMENT

                             --------------, -------


Celsion Corporation
10220-I Old Columbia Road
Columbia, Maryland 21046-1785

Attention: Chief Financial Officer

         The undersigned Warrant Holder ("Warrant Holder") desires to exercise that certain warrant described in the attached Warrant Exercise Agreement (the "Warrant") with respect to _________ shares of Celsion Corporation (the "Company") Common Stock (the "Number of Shares"), and to sell immediately _________ of the Number of Shares (the "Same Day Sale Shares") through the undersigned broker (the "Broker") and for the Broker to pay directly to the Company from the proceeds from such sale $__________ (the "Exercise Price").

         Accordingly, the Warrant Holder hereby represents that the Warrant
Holder: (i) hereby irrevocably exercises the Warrant with respect to the Number of Shares and (ii) hereby irrevocably elects to sell through the Broker the Same Day Sale Shares and unconditionally authorizes the Company or its transfer agent to deliver certificates representing the Same Day Sale Shares to the Broker.

         The Broker hereby represents that the Broker: (i) is a member in good standing of the National Association of Securities Dealers, Inc. and (ii) irrevocably commits to pay to the Company, no more than one (1) business day after receiving certificates representing the Same Day Sale Shares, the Exercise Price by check or wire transfer to an account specified by the Company.

WARRANT HOLDER:                             BROKER:


-----------------------                     -----------------------
(Name)                                      (Name of Firm)

-----------------------                     -----------------------
(Signature)                                 (Signature)

-----------------------                     -----------------------
(Printed Name)                              (Printed Name)


-----------------------                     -----------------------
(Title)                                     (Title)

                                  ATTACHMENT 2

                                MARGIN COMMITMENT

                             --------------, -------

CELSION CORPORATION
10220-I Old Columbia Road
Columbia, Maryland 21046-1785
Attention: Chief Financial Officer

         The undersigned Warrant Holder ("Warrant Holder") desires to exercise that certain warrant described in the attached Warrant Exercise Agreement (the "Warrant") with respect to _________ shares of Celsion Corporation (the "Company") Common Stock (the "Number of Shares"), and to pledge immediately ________ of the Number of Shares (the "Margin Shares") through the undersigned broker (the "Broker") as security for a loan from the Broker and for the Broker to pay directly to the Company $________ (the "Exercise Price").

         Accordingly, the Warrant Holder hereby represents that the Warrant
Holder: (i) hereby irrevocably exercises the Warrant with respect to the Number of Shares and (ii) hereby irrevocably elects to pledge to the Broker the Margin Shares and unconditionally authorizes the Company or its transfer agent to deliver certificates representing the Margin Shares to the Broker.

         The Broker hereby represents that the Broker: (i) is a member in good standing of the National Association of Securities Dealers, Inc. and (ii) irrevocably commits to pay to the Company, no more than one (1) business day after receiving certificates representing the Margin Shares, the Exercise Price by check or wire transfer to an account specified by the Company.

WARRANT HOLDER:                             BROKER:


-----------------------                     -----------------------
(Name)                                      (Name of Firm)

-----------------------                     -----------------------
(Signature)                                 (Signature)

-----------------------                     -----------------------
(Printed Name)                              (Printed Name)

-----------------------                     -----------------------
(Title)                                     (Title)